UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 28, 2011

EXACT SCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-32179	02-0478229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

441 Charmany Drive
Madison, WI  53719

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:  (608) 284-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On July 28, 2011, Exact Sciences Corporation (the “Company”) held its 2011 Annual Meeting of Stockholders. The certified results of the matters voted upon at the meeting, which are more fully described in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders of the Company as filed with the Securities and Exchange Commission on April 29, 2011, are as follows:

The Company’s stockholders elected the two nominees to the Company’s Board of Directors to serve for three year terms as Class II directors, with the votes cast as follows:

Director Name	For	Withheld	Broker Non-Votes
James P. Connelly	12,845,958	11,243,203	20,930,859
Lionel N. Sterling	15,042,661	9,046,500	20,930,859

The Company’s stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers, with votes cast as follows:

For	Against	Abstain	Broker Non-Votes
22,546,592	1,449,542	93,027	20,930,859

The Company’s stockholders approved, on an advisory basis, the frequency of future advisory votes on the compensation paid to the Company’s named executive officers, with votes cast as follows:

Every 1 Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Votes
15,319,062	252,910	8,440,982	76,206	20,930,860

Based on these voting results, the Board of Directors has determined that the Company will hold a stockholder vote on the compensation paid to the Company’s named executive officers every one year until the next advisory vote on the frequency of the executive compensation vote, which will occur no later than the Company’s 2017 Annual Meeting of Stockholders.

The Company’s stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2011, with votes cast as follows:

For	Against	Abstain
44,776,505	93,468	150,047

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACT SCIENCES CORPORATION

Date: July 28, 2011	By:	/s/ Maneesh Arora
Maneesh Arora
Senior Vice President and Chief
Financial Officer